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                                                                   EXHIBIT 10.66

THE CHUGH FIRM
A Professional Corporation
Navneet S. Chugh (State Bar # 162050)
Edgar Saenz (State Bar # 126270)
13304 Alondra Boulevard, 2nd Floor
Cerritos, CA 90703-2263

Tel: (562) 229-1220
Fax: (562) 229-1221

Attorney for : Plaintiff SIGNALTREE SOLUTIONS, INC.

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                                COUNTY OF ORANGE

                             CENTRAL JUSTICE CENTER

                            (UNLIMITED JURISDICTION)


SIGNALTREE SOLUTIONS, INC.,                        CASE NO.: 02CC01994
a Delaware corporation,

                                    Plaintiff

               vs.                                    STIPULATION FOR ENTRY OF
                                                      JUDGMENT

MED DIVERSIFIED, INC. (formerly                   Complaint filed:  Jan 24, 2002
e-MEDSOFT.COM, INC.), dba MED
DIVERSIFIED, a Nevada Corporation; DOES
1 to 10

                                   Defendants

     THIS STIPULATION FOR ENTRY OF JUDGMENT (this "Stipulation") is hereby entered by and between plaintiff, SIGNALTREE SOLUTIONS, INC., a Delaware corporation (hereinafter the "PLAINTIFF") and defendant, MED DIVERSIFIED, INC. (formerly e-MEDSOFT.COM, INC.), dba MED DIVERSIFIED, a Nevada Corporation (hereinafter the

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"DEFENDANT") that a judgment be entered in favor of PLAINTIFF against DEFENDANT in the sum of $139,720.00 plus interest on the aforesaid sum at the legal rate of ten percent (10%) per annum from January 24, 2002, plus court costs and all attorney's fees incurred by PLAINTIFF in connection with this case, less any payments made by DEFENDANT under paragraph 1 below (collectively, the "Judgment Amount"), subject to the following conditions:

     1. Said judgment shall not be entered so long as DEFENDANT has not defaulted in making payments aggregating to One hundred twenty five thousand Dollars and Zero Cents ($125,000.00) as per the following schedule:

            i. Forty five thousand dollars ($45,000) immediately upon the signing of this Stipulation;

            ii. Sixteen thousand dollars ($16,000) on or before July 20, 2002;

            iii. Sixteen thousand dollars ($16,000) on or before August 20, 2002;

            iv. Sixteen thousand dollars ($16,000) on or before September 20, 2002;

            v. Sixteen thousand dollars ($16,000) on or before October 20, 2002; and

            vi. Sixteen thousand dollars ($16,000) on or before November 20, 2002.

     2. No grace period shall be allowed for the receipt of first payment. For each subsequent payment, a grace period of five calendar (5) days shall be allowed to cure the default. If PLAINTIFF fails to receive any payment due under this Stipulation within five (5) calendar days of its due date, PLAINTIFF may, at its option, declare DEFENDANT in default. Before declaring DEFENDANT to be in default, PLAINTIFF shall give a written notice of one

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business day to DEFENDANT or its counsel of the default. Such notice can be given by facsimile transmission, personal delivery or overnight courier, and shall be deemed having been duly given on the date of receipt. Such notice shall be given at the address mentioned below:

          If to DEFENDANT:

                 Alex Bromley
                 Vice President and General Counsel
                 Med Diversified, Inc.
                 200 Brickstone Square, Suite 403
                 Andover, Massachusetts 01810
                 Fax No.: (978) 656-9691

          If to DEFENDANT'S Counsel:

                 Evan B. Sorenson, Esq.
                 Manatt, Phelps & Phillips, LLP
                 11355 West Olympic Boulevard
                 Los Angeles, California 90064
                 Fax No.: (310) 312-4224

     3. Time is of the essence with respect to the payments to be made by DEFENDANT pursuant to paragraph 1 above.

     4. If DEFENDANT is in default, PLAINTIFF may request that judgment against defendant be immediately entered for the Judgment Amount. Said judgment may be entered ex parte based on declaration(s) of PLAINTIFF's counsel without further notice and/or hearings, and DEFENDANT expressly agrees that PLAINTIFF is not required to make further appearances in the case. PLAINTIFF may thereafter enforce the judgment and get a writ of execution immediately issued on said judgment.

     5. This Stipulation is intended to become a full mutual general release, extending to any claims that may exist between PLAINTIFF and DEFENDANT, which arise in the lawsuit entitled SIGNALTREE SOLUTIONS, INC. vs. MED DIVERSIFIED, INC. Case No.02 CC01994 (the "Action") filed with the Superior Court of the State of California, County of Orange, Central Justice

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Center, 700 Civic Center Drive West, Santa Ana, California 92702; whether or not these claims are known, suspected or anticipated to exist and regardless of whether any unknown, unsuspected of unanticipated claim would have materially affected settlement mentioned in this Stipulation. PLAINTIFF and DEFENDANT expressly, voluntarily and knowingly waive, relinquish and abandon every right, protection and benefit to which they would be entitled now or any time in the future under Section 1542 of the CALIFORNIA CIVIL CODE which provides as follows:

                       A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     6. By this Stipulation, the parties agree and stipulate that, in the event of a default by DEFENDANT, the case shall be re-opened at the request of PLAINTIFF, and the Court may resume jurisdiction, without notice to the DEFENDANT, to enter judgment for the Judgment Amount stated in this Stipulation. The parties also hereby agree to and do waive all statutes of limitations and any other legal impediments or bars to this Court resuming jurisdiction under the circumstances set forth above. In the alternative, in the event the Court dismisses this action on its own motion for whatsoever reason, before full payment is made under this Stipulation, this Stipulation shall have equal force and effect in a subsequent action in this Court filed by PLAINTIFF against DEFENDANT, consisting of claims identical to those claims asserted by PLAINTIFF in this action.

     7. The original copy of this Stipulation shall not be filed until and unless DEFENDANT defaults in making any of the payments mentioned in paragraph 1 above, or upon the request of the Court. Following execution, the original Stipulation shall be held in the file of PLAINTIFF's counsel.

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     8.   PLAINTIFF shall file a request for dismissal of the Action with prejudice, within five business days of receipt of the last payment of Sixteen thousand dollars ($16,000) due on November 1, 2002.

     9. This Stipulation shall be binding upon and inure to the benefit of the respective heirs, successors, predecessors, assigns, corporate officers, directors, shareholders, employees, agents, legal representatives, and attorneys of the parties and to the extent permitted by law.

     10. This Stipulation constitutes the complete and entire agreement between the parties hereto, and supersedes any prior negotiations or agreements between the parties hereto, regarding the subject matter of this Stipulation.

     11. Each of the undersigned represents and warrants that he or she has the authority to bind the entity or persons on behalf of whom he or she is signing to the terms and obligations of this Stipulation, and that to the extent necessary, the execution and performance of this Stipulation has been duly authorized and approved by its respective Board of Directors.

     12. Should any covenant, condition or other provision contained herein be held invalid, void or illegal by any court of competent jurisdiction, it shall be deemed severable from the remainder of the Stipulation and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, it shall be deemed valid to the extent of the scope or breadth permitted by law.

     13. The parties hereby agree that faxed signatures of the parties to this Stipulation shall be as binding and enforceable as original signatures; and that this Stipulation may be executed in multiple counterparts with all the counterparts together being deemed to constitute the complete agreement of the parties.

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     14.  DEFENDANT and PLAINTIFF acknowledge and represent that they have read this Stipulation, have had the opportunity to consult with legal counsel of their own choice concerning their rights with respect to the form and content of this Stipulation and the advisability of executing the same, and that no promise or representations, except those contained herein, have been made to any party by the other

     15. The parties agree that the provisions of this Stipulation shall be interpreted in accordance with the fair meaning thereof, and not strictly for or against any of the parties hereto. Both parties have participated in the drafting of this Stipulation which, accordingly, shall not be interpreted against either party.

For Signaltree Solutions, Inc.               For Med Diversified, Inc.


By:                                          By:    /s/ Alex Bromley
       --------------------------------             -----------------------
Name:   Ashok Singhal                        Name:    Alex Bromley
Title:  Vice President and Chief             Title:   Vice President & General
        Financial Officer                             Counsel

Date:   June ____, 2002                      Date:    June 26, 2002

Approved as to the Form:
For The Chugh Firm                           For Manatt, Phelps & Phillips, LLP


By:                                          By:    /s/ Evan Sorensen
       --------------------------------             -----------------------
Name:   Navneet S. Chugh, Esq.               Name:  Evan Sorensen
        Attorney at Law                             Attorney at Law

Date:   June ____, 2002                      Date:  June 26, 2002

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     14.  DEFENDANT and PLAINTIFF acknowledge and represent that they have read this Stipulation, have had the opportunity to consult with legal counsel of their own choice concerning their rights with respect to the form and content of this Stipulation and the advisability of executing the same, and that no promise or representations, except those contained herein, have been made to any party by the other

     15. The parties agree that the provisions of this Stipulation shall be interpreted in accordance with the fair meaning thereof, and not strictly for or against any of the parties hereto. Both parties have participated in the drafting of this Stipulation which, accordingly, shall not be interpreted against either party.

For Signaltree Solutions, Inc.               For Med Diversified, Inc.


By:     /s/ Ashok Singhal                    By:    /s/ Alex Bromley
       --------------------------------             -----------------------
Name:   Ashok Singhal                        Name:    Alex Bromley
Title:  Vice President and Chief             Title:   Vice President & General
        Financial Officer                             Counsel

Date:   July 3, 2002                         Date:    June 26, 2002

Approved as to the Form:
For The Chugh Firm                           For Manatt, Phelps & Phillips, LLP


By:     /s/ Navneet S. Chugh                 By:    /s/ Evan Sorensen
       --------------------------------             -----------------------
Name:   Navneet S. Chugh, Esq.               Name:  Evan Sorensen
        Attorney at Law                             Attorney at Law

Date:   July 3, 2002                         Date:  June 26, 2002

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